UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2020

BERGIO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-150029	27-1338257
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12 Daniel Road

East Fairfield, NJ 07004

(Address of principal executive offices) (Zip Code)

(973) 227-3230

Registrant’s telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01  Other Events.

On September 23, 2020, the United States District Court for the District of Maryland Northern Division (the “Court”) issued an Order in Case Number 1:20-cv-02337, granting approval of a Settlement Agreement and Stipulation entered into as of August 21, 2020 (the “Settlement Agreement”) between the Company and Livingston Asset Management, LLC (“Livingston”).

Pursuant to the Settlement Agreement, Livingston acquired $362,285 (the “Claim Amount”) of Company liabilities from certain creditors. In satisfaction of the Claim Amount, the Company agreed to issue shares of the Company’s common stock in one or more tranches to Livingston in the manner contemplated in the Settlement Agreement and Stipulation. To satisfy the Claim Amount in full, the parties reasonably estimated that the fair market value of the settlement shares to be received by Livingston is equal to approximately $557,362. The Company engaged as the Placement Agent, a FINRA registered broker-dealer to perform due diligence of and purchase of claims by third-parties like Livingston. For such services, Corinthian Partners, LLC is due a placement fee equal to 10% of the aggregate dollar amount of claims satisfied from proceeds of sales of settlement shares issued pursuant to the court approved settlement agreement.

The Court held a hearing on September 23, 2020 as to the fairness of the terms and conditions of the Settlement Agreement. The Court was advised that the parties to the Settlement Agreement intend that the sale of shares, as defined by the Settlement Agreement, to and the resale of shares by Livingston in the United States will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) in reliance upon Section 3(a)(10) of the Securities Act based upon the Court’s finding that the terms and conditions of the issuance of the shares by the Company are fair to Livingston.

Notwithstanding anything to the contrary, the settlement shares beneficially owned by Livingston at any given time shall not exceed the number of such shares that, when aggregated with all other shares beneficially owned by Livingston owning more than 9.99% of all such common stock of the Company as would be outstanding on such date, as determined in accordance with Section 16 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERGIO INTERNATIONAL, INC.

Date: October 2, 2020	By:	/s/ Berge Abajian
Name: Berge Abajian
Title: Chief Executive Officer